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                                                                   EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Advanced Micro Devices, Inc. for the registration of 33,600,000 shares of its common stock and to the incorporation by reference therein of our reports dated January 5, 1995, except for the first paragraph of Note 14, as to which the date is January 11, 1995; the fourth paragraph of Note 5, as to which the date is February 10, 1995; and the fourth paragraph of Note 6, as to which the date is February 16, 1995, with respect to the consolidated financial statements of Advanced Micro Devices, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 25, 1994 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP
San Jose, California
December 7, 1995